Exhibit (a)(1)(B)(B)

SUPPLEMENTAL GUIDES FOR NON-U.S. EMPLOYEES

Offer to Exchange

June 19, 2009

AUSTRALIA

•	Tax Information for Eligible Employees in Australia

•	Special Terms and Conditions for Eligible Employees in Australia

•	Ancillary Documents for Eligible Employees in Australia

•	Offer Document

•	Australian Addendum to the Plan

Tax Information

Option Exchange

Your acceptance of this Offer may give rise to taxation. The exchange will be treated as a disposal of your Eligible Options in exchange for the right to receive the New Options.

The amount and characterization of the taxable income will depend on whether you made an election to be taxed in the income year of the grant of the Eligible Options (an “Election”). The tax treatment of the disposal of the Eligible Options will also depend on whether the disposal is considered an arm’s length transaction (as assumed below). If, however, the tax authorities take the view that the disposal is a non-arm’s length transaction, the tax treatment of the disposal of the Eligible Options may be different from that described below.

If you did not make an Election, which is likely the case, you will likely be subject to tax on the amount as determined in the prescribed tax tables.

Grant of New Options

You will likely not be subject to tax at the time of the grant of the New Options.

Exercise of New Options

When you exercise the New Options, you will likely not be subject to income tax or Medicare Levy contributions since the New Options will be considered to have been acquired for their market value.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to tax on any capital gains. Provided you sell the shares in an arm’s length transaction, the assessable capital gain will be:

(i)	where you have held the shares for less than one year – the difference between the sale price and your cost base in the shares; or

(ii)	where you have held the shares for at least one year – one-half the difference between the sale price and your cost base in the shares.

Withholding and Reporting

Your employer is not required to withhold or report income tax or Medicare Levy contributions when you exchange your Eligible Options. You are responsible for reporting and paying any income tax resulting from the sale of your shares.

New Proposed Tax Law

Please note that a new tax law has been proposed which could impact the taxation of your New Options. Please consult your tax advisor for additional details.

Special Terms and Conditions

1.	Australian Addendum. Your right to participate in the Cardinal Health, Inc. 2005 Long-Term Incentive Plan (As Amended and Restated November 5, 2008) (the “Plan”) and the New Options granted under the Plan are subject to an Australian Addendum to the Plan. Your right to exercise the New Options is subject to the terms and conditions stated in the Australian Addendum to the Plan, the Offer Document, the Plan, and the Cardinal Health, Inc. Nonqualified Stock Option Agreement for International Grants (Under the Cardinal Health, Inc. Stock Option Exchange Program) (the “Option Agreement”).

2.	The following provision is added to the Option Agreement as paragraph 20:

“20. Prospectus Information. The written or other material provided to Awardee in connection with the Award has been prepared for the purpose of complying with the relevant United States securities regulations and stock exchange requirements applicable to offers in the United States. The information disclosed may not be the same as that which must be disclosed in a prospectus prepared under Australian law. The Company is not subject to the Australian Stock Exchange continuous disclosure requirements.”

3.	Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, you will be required to file the report.

Ancillary Documents

1.	See Appendix A attached hereto for the Offer Document.

2.	See Appendix B attached hereto for the Australian Addendum to the Plan.

APPENDIX A

OFFER DOCUMENT

CARDINAL HEALTH, INC.

2005 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF NOVEMBER 5, 2008)

OFFER OF STOCK OPTIONS TO

AUSTRALIAN RESIDENT EMPLOYEES

DATED: [                                        ]

Investment in shares involves a degree of risk. Employees who participate in the Plan (as defined herein) should monitor their participation and consider all risk factors relevant to the acquisition of common stock under the Plan as set out in this Offer Document and the additional documents.

The information contained in this Offer Document and the additional documents is general information only. It is not advice or information specific to each employee’s particular circumstances.

Employees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give advice about participation in the Plan.

OFFER OF STOCK OPTIONS TO AUSTRALIAN

RESIDENT EMPLOYEES

CARDINAL HEALTH, INC.

2005 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF NOVEMBER 5, 2008)

We are pleased to provide you with this offer to participate in the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended and restated as of November 5, 2008 (the “U.S. Plan”), as part of the Option Exchange Program, as supplemented for implementation in Australia by the Australian Addendum (the “Australian Addendum”). This Offer Document sets out information regarding the grant of options to purchase common shares of Cardinal Health, Inc. (“Shares”) to Australian resident employees (“Employees”) (which may include officers and directors) of Cardinal Health, Inc. (the “Company”) and its Australian Subsidiary.

The Company has adopted the U.S. Plan to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and, thereby, encourage such personnel to act in the stockholders’ interest and share in the Company’s success. The Plan also is intended to assist the Company in the recruitment of new employees.

Terms defined in the U.S. Plan and Australian Addendum (collectively, the “Plan”) have the same meaning in this Offer Document.

1.	OFFER

This is an Offer made by the Company to certain eligible employees of options to purchase Shares (“Options”), as may be granted from time to time in accordance with the Plan.

2.	TERMS OF GRANT

The terms of the grant of the Options incorporate the rules of the Plan, this Offer Document and the Cardinal Health, Inc. Stock Option Agreement for Grantees Residing in Australia (the “Agreement”). By accepting a grant of Options, you will be bound by the terms of the Plan, this Offer Document and the Agreement.

The U.S. Plan is supplemented by the terms of the Australian Addendum to ensure that the Plan will comply with the Instrument. If there is any inconsistency between the Offer Document or the Australian Addendum and any other Additional Documents (as defined below), the terms of this Offer Document and the Australian Addendum will prevail to the extent of the inconsistency.

3.	ADDITIONAL DOCUMENTS

In addition to the information set out in this Offer Document, please refer to copies of the following documents:

(a)	the U.S. Plan;

(b)	the Australian Addendum; and

(c)	the Stock Option Agreement

(collectively, the “Additional Documents”).

The U.S. Plan sets out, among other details, the nature of the Option and the consequences of a change in the nature or status of your employment.

The Additional Documents provide further information to make an informed investment decision in relation to your participation in the Plan.

Please note that the U.S. Plan is not a prospectus for the purposes of the Australian Corporations Act 2001 (Cth) and has not been modified to reflect the Australian Addendum.

4.	RELIANCE ON STATEMENTS

You should not rely upon any oral statements made to you in relation to this Offer. You should only rely upon the statements contained in this Offer Document and the Additional Documents when considering your participation in the Plan.

5.	ACCEPTING AN AWARD

The Agreement sets out the key details of your Option. To accept your grant, you must sign and return the Agreement within the period of time set out in your Agreement, if any.

6.	WHAT IS AN OPTION?

An Option granted pursuant to the Plan gives its holder the right (once vested), but not the obligation, to purchase a Share of the Company at a price, fixed on the date of the grant.

7.	WHAT IS A COMMON SHARE IN THE COMPANY?

Common shares of a U.S. corporation are analogous to ordinary shares of an Australian corporation. Each holder of common shares is entitled to one vote for every Share held in the Company.

Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board of Directors of the Company.

The Shares are traded on the New York Stock Exchange in the United States of America and are traded under the symbol “CAH”.

Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

8.	WHAT IS THE EXERCISE PRICE?

The price you must pay to acquire a Share on the exercise of an Option (the “Exercise Price”) is set out in your Agreement. You pay no consideration for the grant of the Option(s).

The Exercise Price shall be determined by the Board of Directors on the date the Option is granted and shall not be less than the Fair Market Value of the Shares on that date. Please note that the Fair Market Value for the purposes of determining the Exercise Price is defined in the Plan (and may be different from the market value for Australian tax purposes).

The Exercise Price is denominated in U.S. dollars and must be paid in U.S. dollars. The Australian dollar equivalent of the Exercise Price will change with fluctuations in the U.S./Australian dollar exchange rate. The Australian dollar equivalent of the Exercise Price for any Options exercised by you will depend on the current exchange rate and will be that amount which, when converted into U.S. dollars on the date of exercise, equals the Exercise Price.

9.	HOW IS THE AUSTRALIAN DOLLAR EQUIVALENT OF THE EXERCISE PRICE CALCULATED?

By way of example (this is not a prediction of the U.S. dollar Exercise Price):

(a)	given that on the date of this Offer [insert above Offer Date], the applicable exchange rate is A$1.00 = US$[insert]; and

(b)	assuming that the Fair Market Value for Common Stock in the Company on the New York Stock Exchange on the date of this Offer is US$[insert],

the Australian dollar equivalent of the Exercise Price for Shares under the Plan would be A$[insert], calculated as the Fair Market Value for a share of Common Stock noted above in (b), adjusted in accordance with the exchange rate as noted above in (a). This also assumes that the Exercise Price equals the Fair Market Value of the shares of Common Stock on the grant date.

The exchange rate used for these calculations will be the current Australian/U.S. dollar exchange rate, published by an Australian bank on the preceding business day.

Please note the above calculation is provided for informational purposes only, and is not a prediction of the Australian dollar equivalent of the Exercise Price on the date of exercise of your Options, or the applicable exchange rate. The Australian dollar equivalent of the Exercise Price for any Options exercised by you will depend on the actual exchange rate applied when converting your Australian dollars to U.S. dollars for purposes of exercising your Options.

10.	WHEN CAN I EXERCISE MY OPTIONS?

Your Agreement sets out, among other terms, when you can exercise your Options and when they lapse.

11.	HOW CAN I OBTAIN UPDATED INDICATIVE EXAMPLES OF THE EXERCISE PRICE IN AUSTRALIAN DOLLARS?

Within a reasonable period following your request, the Company’s Australian Subsidiary undertakes to provide you with the Australian dollar equivalent of the market price for a Share and the Exercise Price (calculated as of the date of your request). The current market price of a Share shall be taken as the price published as the closing sales price for such Shares on the preceding trading day, as traded on the New York Stock Exchange. The Australian dollar equivalent will be calculated using the current U.S. dollar sell exchange rate, published by an Australian bank on the business day before your request.

You should direct your request to:

Brenda Fowler, Incentive Plans Administrator

614-757-7096

brenda.fowler@cardinal.com

12.	WHAT ADDITIONAL RISK FACTORS APPLY TO AUSTRALIAN RESIDENTS’ PARTICIPATION IN THE PLAN?

Employees should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of Shares. You should be aware that in addition to fluctuations in value of the Shares caused by the fortunes of the Company, the value of your Shares will be affected by the U.S./Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Please note that if you offer your Shares for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. Please obtain legal advice on your disclosure obligations prior to making any such offer.

13.	PLAN MODIFICATION, TERMINATION, ETC.

The Board of Directors of the Company or a Committee appointed under the U.S. Plan may amend, alter, suspend, discontinue or terminate the Plan at any time but certain amendments shall require stockholder approval.

14.	WHAT ARE THE AUSTRALIAN TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN?

The following is a summary of the income taxation consequences as of June 2009 for an Australian resident employee who receives Options under the Plan as part of the Option Exchange Program. You may also be subject to Medicare levy and surcharge. This summary is necessarily general in nature and does not purport to be tax advice in relation to an actual or potential recipient of Options. If you are a citizen or resident of another country for Australian tax purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

You should not rely on the summary as anything other than a broad guide and you are advised to obtain independent taxation advice specific to your particular circumstances before making the decision to accept.

(a)	Option Exchange

Your acceptance of this Offer may give rise to taxation. The exchange will be treated as a disposal of your Eligible Options in exchange for the right to receive the New Options.

The amount and characterization of the taxable income will depend on whether you made an election to be taxed in the income year of the grant of the Eligible Options (an “Election”). The tax treatment of the disposal of the Eligible Options will also depend on whether the disposal is considered an arm’s length transaction (as assumed below). If, however, the tax authorities take the view that the disposal is a non-arm’s length transaction, the tax treatment of the disposal of the Eligible Options may be different from that described below.

If you did not make an Election, which is likely the case, you will likely be subject to tax on the market value (as defined under Australian tax law) of the New Options less the amount to acquire the Eligible Options (zero).

(b)	Grant of New Option

You will likely not be subject to tax at the time of the grant of the New Options.

(c)	Exercise of New Option

When you exercise the New Options, you will likely not be subject to income tax or Medicare Levy contributions since the New Options will be considered to have been acquired for their market value.

(d)	Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to tax on any capital gains. Provided you sell the shares in an arm’s length transaction, the assessable capital gain will be:

(i)	where you have held the shares for less than one year – the difference between the sale price and your cost base in the shares; or

(ii)	where you have held the shares for at least one year – one-half the difference between the sale price and your cost base in the shares.

(e)	Withholding and Reporting

Your employer is not required to withhold or report income tax or Medicare Levy contributions when you exchange your Eligible Options. You are responsible for reporting and paying any tax resulting from the sale of your shares.

(f)	Dividends.

You must include the gross amount of any dividend paid on the Shares in your assessable income, if the Company’s Board of Directors, in its discretion, declares a dividend. Any dividends paid on Shares will be subject to income tax in Australia in the tax year they are received. The dividends are also subject to U.S. federal withholding tax. You may be entitled to a foreign tax credit or offset against your Australian income tax for the U.S. federal income tax withheld on any dividends.

(g)	New Proposed Tax Law

Please note that a new tax law has been proposed which could impact the taxation of your New Options. Please consult your tax advisor for additional details.

15.	WHAT ARE THE U.S. TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN?

Employees (who are not U.S. citizens or tax residents) will not be subject to U.S. tax by reason only of the grant, vesting or exercise of the Options or the sale of Shares, except as described in the dividends section above. However, liability for U.S. taxes may accrue if an employee is otherwise subject to U.S. taxes.

The above is an indication only of the likely U.S. taxation consequences for Australian residents who accept Options granted under the Plan. Employees should seek their own advice as to the U.S. taxation consequences of Plan participation.

*        *        *        *        *

We urge you to carefully review the information contained in this Offer Document and the Additional Documents.

APPENDIX B

Australian Addendum

CARDINAL HEALTH, INC.

2005 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED AS OF NOVEMBER 5, 2008)

1.	PURPOSE

This Addendum (the “Australian Addendum”) to the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended and restated as of November 5, 2008 (the “U.S. Plan”), is adopted to set forth certain rules which, together with the provisions of the U.S. Plan which are supplemented by this Australian Addendum in certain respects for the purpose of its implementation in Australia and to ensure compliance with ASIC Class Order 03/184, shall govern the operation of the U.S. Plan with respect to Australian resident employees of Cardinal Health, Inc. (the “Company”) or one of its Subsidiaries or Affiliates (as defined in the U.S. Plan). The Plan (as defined below) is intended to comply with the provisions of the Corporations Act 2001, ASIC Policy Statement 49 and ASIC Class Order 03/184 (collectively, the “Instrument”).

2.	DEFINITIONS

Except as defined in this Australian Addendum, capitalized terms used herein shall have the meaning ascribed to them in the U.S. Plan. In the event of any conflict between these provisions and the U.S. Plan, these provisions shall prevail.

For the purposes of these provisions:

“ASIC” means the Australian Securities & Investments Commission;

“Australian Entity” means any Australian Subsidiary or Affiliate of the Company;

“Australian Offerees” mean all persons to whom an Award is offered in Australia under the Plan;

“Offer” means an offer made in Australia to Australian Offerees to acquire Shares in the Company pursuant to an Award granted under the terms of the Plan;

“Offeree” means a person who receives an Offer; and

“Plan” means collectively the U.S. Plan and the Australian Addendum.

3.	FORM OF AWARDS GOVERNED BY THIS ADDENDUM

Options, Stock Appreciation Rights, Cash Awards, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards may be awarded under the Plan to Australian Offerees.

4.	AUSTRALIAN OFFEREES

The Plan may be extended only to Australian Offerees who at the time of the Offer are full or part-time employees of the Company or an Australian Entity and who meet the eligibility criteria established under the U.S. Plan.

5.	NO CONTRIBUTION PLAN OR TRUST

An Offer under the Plan must not involve a contribution plan or any offer, issue or sale being made through a trust.

6.	OFFER

6.1.	AUSTRALIAN OFFER DOCUMENT

Any Offer made in Australia to participate in the Plan must be included in a document (the “Offer Document”), which sets out the terms of the Offer and which must include or be accompanied by a copy of the rules of the Plan (or a summary). If a summary of the Plan is provided with the Offer, the Offer Document must include an undertaking that, during the period (the “Offer Period”) in which an Award may be issued or Shares may be acquired under the Plan, the Company or its Australian Entity will, within a reasonable time of an Australian Offeree so requesting, provide the Offeree with a copy of the rules of the Plan, without charge.

The Company must take reasonable steps to ensure that any Australian Offeree to whom an Offer is made is given a copy of the Offer Document.

6.2.	AUSTRALIAN DOLLAR EQUIVALENT OF EXERCISE PRICE

If the Offer requires the Offeree to pay a purchase price to receive the Award or the underlying Shares granted under the Plan, the Offer Document must specify the Australian dollar equivalent of the purchase price of the Award or the underlying Shares, as applicable, as if the purchase price formula were applied as at the date of the Offer.

6.3.	UPDATED PRICING INFORMATION

The Offer Document must include an undertaking that, and an explanation of the way in which, the Company or its Australian Entity will (during the Offer Period and within a reasonable period of an Australian Offeree so requesting) make available to the Australian Offeree the following information:

(i)	the Australian dollar equivalent of the current market value of a Share as at the date of the Australian Offeree’s request; and

(ii)	if applicable, the Australian dollar equivalent of the purchase price for the Award or the underlying Shares, as applicable, as at the date of the Australian Offeree’s request.

For the purposes of this clause 6.3, the current market value of a Share shall be taken as the price published as the closing sales price for such Shares on the preceding trading day, as traded on the New York Stock Exchange.

6.4.	EXCHANGE RATE FOR AUSTRALIAN DOLLAR EQUIVALENT OF A PRICE

For the purposes of clauses 6.2 and 6.3, the Australian dollar equivalent of the purchase price and current market value of a Share shall be calculated by reference to the Australian/U.S. dollar exchange rate published by an Australian bank no earlier than on the previous business day.

7.	LOAN OR FINANCIAL ASSISTANCE

If the Company or an Australian Entity offers an Australian Offeree any loan or other financial assistance for the purpose of acquiring the Shares to which the Offer relates, the Offer Document must disclose the conditions, obligations and risks associated with such loan or financial assistance. In accordance with the U.S. Sarbanes-Oxley Act of 2002, no loan shall be made to any Offeree who is an executive officer (as defined under the U.S. Securities Exchange Act of 1934) or director.

8.	RESTRICTION ON CAPITAL RAISING: 5% LIMIT

In the case of an Offer or invitation that will involve the issue of Shares to Australian Offerees, including as a result of the exercise of an Option, the number of Shares that are the subject of the Offer under the Plan, or to be received on exercise of an Option when aggregated with:

(a)	the number of Shares in the same class which would be issued to Australian residents were each outstanding offer of Shares or Options to acquire unissued Shares, being an offer or invitation made or Option granted pursuant to the Plan or any other employee share scheme extended only to employees of the Company and its Related Entities, to be accepted or exercised (as the case may be); and

(b)	the number of Shares in the same class issued to Australian residents during the previous five years pursuant to the Plan or any other employee share scheme extended only to employees of the Company and its Subsidiaries and Affiliates;

but disregarding any Offer made, or Option granted or Shares issued by way or as a result of:

(i)	an offer to a person situated at the time of receipt of the offer outside Australia; or

(ii)	an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to 13 March 2000; or

(iii)	an offer that did not need disclosure to investors because of section 708 of the Corporations Act 2001; or

(iv)	an offer that did not require the giving of a Product Disclosure Statement because of section 1012D of the Corporations Act 2001; or

(v)	an offer made under a disclosure document or a Product Disclosure Statement,

must not exceed 5% of the total number of issued Shares in that class of the Company as at the time of the Offer or invitation.

9.	COMPLIANCE WITH UNDERTAKINGS

The Company or its Australian Entity must comply with any undertaking required to be made in the Offer Document by reason of the Instrument.

10.	FILING THE OFFER DOCUMENTS WITH ASIC

No later than seven days after the provision of materials relating to Offers are distributed to Australian Offerees, the Offer Document and copies of all accompanying documents provided must be filed with the ASIC.

*        *        *

Offer to Exchange

June 19, 2009

CANADA

•	Tax Information for Eligible Employees in Canada

•	Special Terms and Conditions for Eligible Employees in Canada

Tax Information1

Option Exchange

Although the tax treatment as a result of the exchange of Eligible Options for the New Options is uncertain, you likely will not be subject to tax on the exchange.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

Subject to the deferral provisions discussed in the paragraph below, you will be subject to income tax when you exercise the New Options on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. Only one-half2 of the spread is subject to tax; that is, you can permanently exclude one-half of the spread from the taxable amount. You will be subject to tax on the remaining one-half of the spread at your applicable marginal income tax rate.

In addition, you may defer taxation of the taxable portion of the spread arising upon exercise (i.e., the remaining one-half of the difference between the fair market value of the shares on the date of exercise and the exercise price) until the earliest of the time that you sell the shares purchased upon exercise, die or become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by January 15 of the year following the year in which shares are acquired upon exercise of the New Options.

You can defer the tax on the spread at exercise only on the first C$100,000 worth of options that vest in any one year. For the purpose of calculating this limit, the value of an Eligible Option equals the fair market value of the shares subject to the Eligible Options at the time the Eligible Options were granted. Regardless of whether the deferral applies, you will be subject to social insurance contributions on the taxable amount at exercise (i.e., one-half of the spread) to the extent that you have not already exceeded your annual contribution ceiling.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax. The taxable amount of capital gain will be one-half of the difference between the sale price and the adjusted cost basis of the shares (i.e., the fair market value of the shares on the date of exercise less any

[1]	Please note that this discussion only addresses Canadian federal tax law. Please consult your personal tax advisor to determine the tax consequences of the Offer under provincial tax laws.
[2]	Please note that provincial rules may provide for a smaller exclusion amount.

brokerage fees). In addition, any amount on which taxation was deferred at exercise will become taxable when the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

If you own other shares of the Company that you have acquired from the exercise of other Eligible Options or outside of the Cardinal Health Plans, your adjusted cost base may be different from described above. You are strongly advised to seek advice from a tax professional regarding the determination of your adjusted cost base.

Withholding and Reporting

Your employer will report the spread recognized at exercise of your New Options, any amount excluded under the one-half exemption rule and the value of any deferred stock option benefit to the Canada Revenue Agency (“CRA”).

Your employer will also withhold social insurance contributions on the taxable amount at exercise to the extent you have not already exceeded the applicable contribution ceiling and income taxes to the extent that the C$100,000 deferral limit is exceeded.

Potential CareFusion Spin-off

Please note that the Planned Spin-Off of CareFusion, if it occurs, may result in certain stock options you hold (potentially including the New Options) losing their eligibility for the one-half exclusion from taxation. Please consult your tax advisor for additional details.

Special Terms and Conditions

1.	The following sentence is added to the end of paragraph 3(d) of the Cardinal Health, Inc. Nonqualified Stock Option Agreement for International Grants (Under the Cardinal Health, Inc. Stock Option Exchange Program) (the “Option Agreement”):

“Should Awardee be involuntarily terminated, the date of Termination of Employment shall be the earlier of (i) the date Awardee receives notice of Termination of Employment from the Company or its subsidiaries, or (ii) the date Awardee is no longer actively employed by the Company or its subsidiaries, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law).”

2.	The following language replaces paragraph 15(m) of the Option Agreement:

“(m) in the event of Termination of Employment (whether or not in breach of local labor laws), Awardee’s right to receive the Option and vest in the Option under the Plan, if any, will terminate effective as of the date that Awardee receives notice of termination regardless of when such Termination of Employment is effective; furthermore, in the event of Termination of Employment (whether or not in breach of local labor laws), Awardee’s right to exercise the Option after Termination of Employment, if any, will be measured by the date Awardee receives notice of termination; the Administrator shall have the exclusive discretion to determine when Awardee is no longer actively employed for purposes of his or her Option grant.”

3.	The following provision is added to the Option Agreement as paragraph 20:

“20. Consent to Receive Information in English for Quebec Employees. The parties acknowledge that it is their express wish that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.”

Offer to Exchange

June 19, 2009

DOMINICAN REPUBLIC

•	Tax Information for Eligible Employees in the Dominican Republic

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to income tax when the New Options are granted to you.

Exercise of New Options

You will not be subject to income tax or social taxes when you exercise the New Options.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gain tax. The taxable amount will be the difference between the sale proceeds less the purchase price, adjusted by inflation, and will be taxed at a rate of 25%.

Withholding and Reporting

Your employer is not required to withhold and report tax when you exercise the New Options. You are responsible for reporting any income and paying any applicable taxes resulting from the sale of your shares.

Offer to Exchange

June 19, 2009

FRANCE

Participants in the Offer to Exchange who are working in France will be subject to different tax treatment and other special terms and conditions than participants who work and reside in the United States or in other non-U.S. countries. If you currently work in France and elect to participate in the Offer to Exchange and your election is subsequently accepted by the Company, you will receive New RSUs that will be granted under the Rules of the Cardinal Health, Inc. 2005 Long-Term Incentive Plan for the Grant of Stock Units to Employees in France (dated June     , 2009) (the “French Plan”), pursuant to a special award agreement for awardees working in France, the Cardinal Health, Inc. Restricted Share Units Agreement for Awardees Working in France (Under the Cardinal Health, Inc. Stock Option Exchange Program).

Before tendering your Eligible Options in the Offer, please read the following information that will be relevant to you if you elect to participate in the Offer:

•	Tax Information for Eligible Employees in France

•	Special Terms and Conditions for Eligible Employees in France

•	Ancillary Documents for Eligible Employees in France

•	Rules of the Cardinal Health, Inc. 2005 Long-Term Incentive Plan for the Grant of Stock Units to Employees in France (dated June , 2009)

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New RSUs.

French Qualified Tax Treatment

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

When the New RSUs vest, you will not be subject to income or social insurance tax on the fair market value of the shares on the date of vesting.

Sale of Shares

If you sell the shares received upon vesting after the applicable holding period in effect under French law measured from the grant date has elapsed (which is currently two years from the date of vesting), you will be taxed at the rate of 44.6% on the amount equal to the fair market value of the shares at vesting

(the “Acquisition Gain”). You will also be taxed at the rate of 30.1% on the difference between the net sales proceeds and the fair market value of the shares at vesting (the “Capital Gain”).

The tax due at sale on the Acquisition Gain and the Capital Gains, if any, applies only when the aggregate gross proceeds from your sales of securities for the year concerned exceed a certain amount, which is set annually (€25,730).

If the sale proceeds are less than the fair market value of the shares at the time of vesting, you will realize a capital loss. Such capital loss can be offset against Capital Gains realized from the sale of securities during the year in which you sold the shares and/or during the ten following years. Capital loss cannot be offset against other types of income (such as salary).

Withholding and Reporting

Your employer is not required to withhold income tax or social insurance for resident taxpayers when your New RSUs vest. However, because Acquisition Gain with respect to your New RSUs will be considered salary income, your employer is required to report such amounts on its annual declaration of salaries (which is filed with the tax authorities) and on your monthly pay slip. You are responsible for reporting on your personal income tax return and paying any and all income tax due as a result of your participation.

NOTE: The tax information provided above is based on the law in effect in France as of June 2009, is general in nature, and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees. In addition, tax laws change frequently and, occasionally, on a retroactive basis. As a result, the information provided herein may be out of date at the time the New RSUs are granted, you vest in the New RSUs, or you sell the shares acquired upon vesting of the New RSUs. You are urged to consult your own tax advisor as to the particular tax and other consequences of participation in the Offer to you, including the effect of any changes in applicable laws and regulations.

Special Terms and Conditions

Your New RSUs will be granted under the French Plan, which was adopted for the purposes of granting French-qualified restricted share units. In order for your New RSUs to be granted under the French Plan, the following terms will apply to your new RSUs:

•

Termination Due to Death: If you die holding unvested RSUs, the unvested RSUs will become immediately vested upon your death, and your heirs will receive the shares underlying the vested RSUs when requested within the first six months after your death.

•	Vesting Period: Your New RSUs will vest two years after the grant date for the New RSUs.

•	Holding Period: Your New RSUs cannot be sold until (at least) two years after they vest.

•	Sale Restriction: Under French law, the shares acquired pursuant to your qualified RSUs cannot be sold during specific closed periods. Please consult your legal adviser for additional details.

Potential CareFusion Spin-off

Please note that the planned spin-off of CareFusion Corporation, if it occurs, may result in your French-qualified RSUs losing their tax-qualified status. The Company has requested an informal tax ruling to confirm that the New RSUs will not lose their tax-qualified status (but the result is currently uncertain).

Ancillary Documents

•	See Appendix A attached hereto for the French Plan

APPENDIX A

RULES OF THE CARDINAL HEALTH, INC.

2005 LONG-TERM INCENTIVE PLAN

FOR THE GRANT OF STOCK UNITS TO

EMPLOYEES IN FRANCE

Dated June     , 2009

1.	Introduction.

The Board of Directors (the “Board”) of Cardinal Heath, Inc. (the “Company”) has established the Cardinal Heath, Inc. 2005 Long-Term Incentive Plan, as amended and restated as of November 5, 2008 (the “U.S. Plan”), for the benefit of certain employees of the Company, its parent and subsidiary companies, including its French subsidiaries for which it holds directly or indirectly at least 10% of the share capital (the “French Entities”).

Sections 4 and 28 of the U.S. Plan specifically authorizes the Board, any committee of Directors appointed by the Board or the Human Resources and Compensation Committee of the Board or such delegates who administers the U.S. Plan (the “Administrator”) to adopt, amend, suspend, waive and rescind rules applicable to stock units granted under the U.S. Plan (including those in France) as it deems necessary or advisable to administer the U.S. Plan for the purposes of satisfying applicable foreign laws. The Administrator has determined that it is necessary and advisable to establish a sub-plan for the purpose of permitting stock units to qualify for favorable tax and social security treatment in France. The Administrator, therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting stock units which qualify for the favorable tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended, to qualifying employees who are resident in France for French tax purposes and/or subject to the French social security regime (the “French Participants”). The terms of the U.S. Plan, as set out in Appendices 1 and 2 hereto, shall, subject to the limitations in the following rules, constitute the Rules of the Cardinal Health, Inc. 2005 Long-Term Incentive Plan for the Grant of Stock Units to employees in France (the “French Stock Unit Plan”).

Under the French Stock Unit Plan, the qualifying employees will be granted only stock units as defined in Section 2 hereunder. The provisions of Sections 8, 9, 10 and 12 of the U.S. Plan permitting the grant of options, stock appreciation rights and other stock-based awards are not applicable to grants made under this French Stock Unit Plan. The grant of stock units is authorized under the Section 11 of the U.S. Plan.

2.	Definitions.

Capitalized terms not otherwise defined herein used in the French Stock Unit Plan shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meanings:

(a)	Stock Units.

The term “Stock Units” shall mean a promise by the Company to a future issuance at the Vesting Date provided the individual remains employed as of the Vesting Date, of one Share of the Company for each unit granted to the French Participant, and subject to specific terms and conditions. Notwithstanding any provisions of the U.S. Plan, Stock Units granted under the French Stock Unit Plan will not give rise to dividend equivalent payments prior to the Vesting Date nor shall a French Participant be entitled to receive on vesting an amount in cash in lieu of Shares.

(b)	Grant Date.

The term “Grant Date” shall be the date on which the Administrator both (1) designates the French Participants and (2) specifies the terms and conditions of the Stock Units, including the number of Shares to be issued at a future date, the conditions for the vesting of the Stock Units, and the conditions of the transferability of the Shares once issued.

(c)	Vesting Date.

The term “Vesting Date” shall mean the date on which the Stock Units become vested, as specified by the Administrator. In principle, the Shares underlying the Stock Units are issued upon vesting. To qualify for the French favorable tax and social security regime, such Vesting Date shall not occur prior to the second anniversary of the Grant Date, as required under Section L. 225-197-1 of the French Commercial Code, as amended, or in the French Tax Code or in the French Social Security Code, as amended.

(d)	Closed Period.

The term “Closed Period” means:

(e)	Disability

The term “Disability” means disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code as amended.

3.	Entitlement to Participate.

(i) Ten stock exchange sessions preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or

(ii) Any period during which the corporate management of the Company possess confidential information which could, if disclosed to the public, significantly impact the quotation of the Shares, until the end of ten stock exchange sessions following the date upon which the information is made public.

If the French Commercial Code is amended after adoption of this French Stock Units Plan to modify the definition and/or applicability of the Closed Periods to French-qualified Stock Units, such amendments shall become applicable to any French-qualified Stock Units granted under this French Stock Units Plan, to the extent required by French law.

(a) Subject to Section 3 (b), (c) and (d) below, any French Participant who, on the Grant Date of the Stock Units and to the extent required under French law, is either employed under the terms and conditions of an employment contract with a French Entity (“contrat de travail”) or who is a corporate officer of a French Entity, shall be eligible to receive Stock Units under the French Stock Unit Plan, provided that he or she also satisfies the eligibility conditions of Section 5 of the U.S. Plan.

Stock Units may not be issued to corporate officers of the French Entities, other than the managing directors (e.g., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is an employee of a French Entity as defined by French law and is otherwise eligible to receive awards under Section 5 of the U.S. Plan.

(b) Notwithstanding any provisions in the U.S. Plan to the contrary, Stock Units may not be issued under the French Stock Unit Plan to employees or corporate officers owning more than ten percent (10%) of the Company’s share capital or to individuals other than employees and corporate officers of the French Entities.

(c) Notwithstanding any provisions in the U.S. Plan to the contrary, a granting of Stock Units may not result in a Company’s employee or officer to hold more than ten percent (10%) of the Company’s Shares.

(d) Notwithstanding any provisions in the U.S. Plan to the contrary, the number of shares granted pursuant to Stock Units may not exceed 10% of the Company’s share capital at any time.

4.	Conditions of the Stock Units.

(a)	Grant of Stock Units.

Notwithstanding any provisions in the U.S. Plan to the contrary, the maximum delay to grant Stock Units is 38 months following the approval of the U.S. Plan by the shareholders of the Company.

(b)	Vesting of Stock Units.

Stock Units will not vest prior to the second anniversary of the Effective Grant Date according to the Vesting Date as defined under Section 2 above. However, notwithstanding the above, in the event of the death or Disability of a French Participant, all of his or her outstanding Stock Units shall vest and Shares shall be issued as set forth in Sections 7 and/or 8 of this French Stock Unit Plan.

(c)	Holding of Shares.

The French Participants must hold the Shares issued pursuant to the Stock Units until the relevant anniversary of the Vesting Date specified by the Administrator and in any case until the second anniversary of the Vesting Date, or such other period as is required to comply with the minimum mandatory holding period applicable to shares underlying French-qualified stock units under Section L. 225-197-1 of the French Commercial Code, as amended or under the French Tax Code or French Social Security Code as amended. This holding period will continue to apply even after the French Participant is no longer an employee or corporate officer of a French Entity.

In addition, notwithstanding any provisions in the U.S. Plan to the contrary, Shares delivered upon the vesting date shall not be sold during certain Closed Periods as provided for by Section L. 225-197-1 of the French Commercial Code, so long as those Closed Period are applicable to shares underlying French-qualified stock units.

(d)	French Participant’s Account.

The Shares issued to a French Participant shall be recorded in an account in the name of the French Participant with the Company or a broker or in such other manner as the Company may otherwise determine to ensure compliance with applicable restrictions provided by law.

(e)	Cash Dividends.

French Participants shall not be granted any cash dividends with respect to a Stock Unit, applicable to the period commencing on the Grant Date and terminating on the Vesting Date.

5.	Non-transferability of Stock Units.

Notwithstanding any provision in the U.S. Plan to the contrary, the Stock Unit is not transferable, except by will or by the laws of descent and distribution, and the granting of the Company’s Shares may be claimed during the life of the French Participant by the French Participant.

6.	Adjustments and Change of Control.

In the event of adjustment or a Change of Control, adjustment to the terms and conditions of the Stock Units or underlying Shares may be made in accordance with the U.S. Plan. To the extent that such adjustments would violate applicable French rules, it may result in the disqualification of the Stock Units for purposes of the French favorable tax and social security regime. In this case, the Administrator may decide at its discretion to lift the restriction on sale of the underlying Shares.

7.	Death.

In the event of the death of a French Participant, the Stock Units held by the French Participant at the time of death become transferable to the French Participant’s heirs. The Company shall issue the underlying Shares to the French Participant’s heirs, at their request, if such request occurs within six months following the death of the French Participant, as provided for in the Stock Unit Agreement. If the French Participant’s heirs do not request the issuance of the Shares underlying the Stock Units within six months following the French Participant’s death, the Stock Units will be forfeited.

The French Participant’s heirs may freely sell the Shares notwithstanding the restriction on the sale of Shares set forth in Section 4(c) above to the extent and as long as applicable under French law.

8.	Disability.

In the event of the Disability of a French Participant, the Company shall issue the underlying Shares to the French Participant at his/her request as provided for in the Stock Unit Agreement.

The French Participant may freely sell the shares notwithstanding the restriction on the sale of Shares set forth in Section 4(c) above.

9.	Disqualification of French-qualified Stock Units.

If the Stock Units are otherwise modified or adjusted in a manner in keeping with the terms of the U.S. Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of this French Stock Unit Plan, the Stock Units may no longer qualify as French-qualified Stock Units. If the Stock Units no longer qualify as French-qualified Stock Units, the Administrator may, provided it is authorized to do so under the U.S. Plan, determine to lift, shorten or terminate certain restrictions applicable to the vesting of the Stock Units or the sale of the Shares which may have been imposed under this French Stock Unit Plan or in the Stock Unit Agreement delivered to the French Participant.

10.	Interpretation.

It is intended that Stock Units granted under the French Stock Unit Plan shall qualify for the favorable tax and social security treatment applicable to Stock Units granted under Sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws. The terms of the French Stock Unit Plan shall be interpreted accordingly and in accordance with the relevant Guidelines published by French tax and social security administrations and subject to the fulfillment of legal, tax and reporting obligations, if any applicable.

In the event of any conflict between the provisions of the French Stock Unit Plan and the U.S. Plan, the provisions of the French Stock Unit Plan shall control for any grants made to the French Participants under this French Stock Unit Plan.

11.	Employment Rights.

The adoption of this French Stock Unit Plan shall not confer upon the French Participants or any employees of a French Entity, any employment rights and shall not be construed as part of any employment contracts that a French Entity has with its employees.

12.	Amendments.

Subject to the terms of the U.S. Plan, the board reserves the right to amend or terminate this French Stock Unit Plan at any time. Such amendments would only apply to future grants and would not be retroactive.

13.	Effective Date.

The French Stock Unit Plan is adopted and effective as of June     , 2009.

APPENDIX 1

Cardinal Health, Inc.

2005 Long-Term Incentive Plan,

(As Amended and Restated as of November 5, 2008)

1.	Purpose of the Plan.

The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and, thereby, encourage such personnel to act in the shareholders’ interest and share in the Company’s success. The Plan also is intended to assist the Company in the recruitment of new employees.

2.	Definitions.

As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b)	“Affiliate” means any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c)	“Applicable Law” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Shares to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d)	“Award” means a Cash Award, Stock Award, Option, Stock Appreciation Right or Other Stock-Based Award granted in accordance with the terms of the Plan.

(e)	“Awardee” means an Employee who has been granted an Award under the Plan.

(f)	“Award Agreement” means a Cash Award Agreement, Stock Award Agreement, Option Agreement, Stock Appreciation Right Agreement and/or Other Stock-Based Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Cash Award” means a bonus opportunity awarded under Section 13 of the Plan pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or, if no agreement is entered into with respect to the Cash Award, other documents evidencing the Award (the “Cash Award Agreement”).

(i)	“Change of Control” means any of the following:

(i)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (x) the then outstanding Common Shares of the Company (the “Outstanding Company Common Shares”), or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company or any corporation controlled by the Company; (B) any acquisition by the Company or any corporation controlled by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation that is a Non-Control Acquisition (as defined in subsection (iii) of this Section 2(i)); or

(ii)	individuals who, as of the effective date of this Plan, constitute the Board of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of the Company; provided, however, that any individual becoming a Director subsequent to the effective date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or shares of another corporation (a “Business Combination”), unless, such Business Combination is a Non-Control Acquisition. A “Non-Control Acquisition” shall mean a Business Combination where: (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be; (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the Company or the company being acquired, if any); and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(j)	“Code” means the United States Internal Revenue Code of 1986, as amended.

(k)	“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or the Human Resources and Compensation Committee of the Board.

(l)	“Common Shares” means the common shares, without par value, of the Company.

(m)	“Company” means Cardinal Health, Inc., an Ohio corporation, or, except as utilized in the definition of Change of Control, its successor.

(n)	“Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

(o)	“Director” means a member of the Board.

(p)	“Disability,” unless the Administrator determines otherwise, has the meaning specified in the Company’s long-term disability plan applicable to the Participant at the time of the disability.

(q)	“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(r)	“Employee” means a regular, active employee of the Company or any Affiliate, or a person who has agreed to commence serving as an employee of the Company or any Affiliate within 90 days of the Grant Date, including an Officer and/or Director who is also a regular, active employee of the Company or any Affiliate. The Administrator shall determine whether the Chairman of the Board qualifies as an “Employee.” For any and all purposes under the Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Administrator, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Administrator in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(s)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(t)	“Grant Date” means, with respect to each Award, the date upon which an Award that is granted to an Awardee pursuant to this Plan becomes effective, which shall not be earlier than the date of action by the Administrator.

(u)	“Incentive Stock Option” means an Option that is identified in the Option Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, and that actually does so qualify.

(v)	“Fair Market Value” means the fair market value of the Common Shares as determined by the Administrator from time to time. Unless otherwise determined by the Administrator, the fair market value shall be the closing price for the Common Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

(w)	“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(x)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)	“Option” means a right granted under Section 8 of the Plan to purchase a number of Shares or Stock Units at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

(z)	“Other Stock-Based Award” means an Award granted pursuant to Section 12 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Other Stock-Based Award Agreement”).

(aa)	“Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(bb)	“Plan” means this 2005 Long-Term Incentive Plan.

(cc)	“Qualifying Performance Criteria” shall have the meaning set forth in Section 14(b) of the Plan.

(dd)	“Retirement” means, unless the Administrator determines otherwise, Termination of Employment (other than by death or Disability and other than in the event of Termination for Cause) by a Participant from the Company and its Affiliates after attaining age 55 and having at least 10 years of continuous service with the Company and its Affiliates, including service with an Affiliate of the Company prior to the time that such Affiliate became an Affiliate of the Company.

(ee)	“Securities Act” means the United States Securities Act of 1933, as amended.

(ff)	“Share” means a Common Share, as adjusted in accordance with Section 16 of the Plan.

(gg)	“Stock Appreciation Right” means a right granted under Section 10 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Stock Appreciation Right Agreement”).

(hh)	“Stock Award” means an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including without limitation continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(ii)	“Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(jj)

“Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(kk)	“Termination for Cause” means, unless otherwise provided in an Award Agreement, Termination of Employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any Affiliate, or the intentional and repeated violation of the written policies or procedures of the Company, provided that for an Employee who is party to an individual severance or employment agreement defining Cause, except as may be provided in such agreement, “Cause” shall have the meaning set forth in such agreement. For purposes of this Plan, a Participant’s Termination of Employment shall be deemed to be a Termination for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a Termination for Cause.

(ll)	“Termination of Employment” means ceasing to be an Employee; provided, however, that, unless otherwise determined by the Administrator, for purposes of this Plan, a Participant will not be deemed to have had a Termination of Employment if such Participant continues to be or becomes a Director or becomes an independent contractor, leased employee or consultant to the Company. Notwithstanding the foregoing, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries.

3.	Stock Subject to the Plan.

(a) Aggregate Limit. Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares which may be subject to Awards granted under the Plan is 29,000,000 Shares. The 29,000,000 maximum number of Shares described in the preceding sentence consists of 18,000,000 Shares that were approved in 2005 and 11,000,000 Shares that are being added as of this Amendment and Restatement. The aggregate number of Shares subject to Awards granted under this Plan shall not be reduced by Shares subject to Awards granted upon the assumption of, or in substitution for, awards granted by a business or entity that is acquired by, or whose assets are acquired by, the Company. The Shares issued pursuant to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Code Section 162(m) and 422 Limits. Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any fiscal year to any one Awardee shall not exceed 1,000,000. The aggregate maximum value as of the Grant Date of Cash Awards granted under this Plan during any fiscal year to any one Awardee on or after the date of this Amendment and Restatement becomes effective shall not exceed U.S. $7,500,000. Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 4,500,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 16(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(c) Stock Awards and Other Stock-Based Awards Limit. Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares that may be granted subject to Stock Awards and Other Stock-Based Awards made under the Plan is 11,000,000 Shares.

(d) Share Counting Rules.

i. For purposes of this Section 3 of the Plan, the aggregate number of Shares subject to Awards granted under the Plan at any time shall not be reduced by Shares subject to Awards that have been canceled, expired, forfeited or settled in cash.

ii. The following Shares shall not become available for Awards under this Plan: (A) Shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee; (B) Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee; or (C) Shares reserved for issuance upon a grant of Stock Appreciation Rights which are exercised and settled in Shares, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon the exercise of the Stock Appreciation Rights.

4.	Administration of the Plan.

(a) Procedure.

i. Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee designated by the Board to so administer this Plan and/or their respective delegates.

ii. Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or to Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the Administrator shall not have any discretion or authority to make changes to any Award that is intended to qualify as “performance-based compensation” to the extent that the existence of such discretion or authority would cause such Award not to so qualify.

iii. Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv. Other Administration. Except to the extent prohibited by Applicable Law, the Board or a Committee may delegate to a Committee of one or more Directors or to authorized officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

v. Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i. to select the Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii. to determine the number of Common Shares to be covered by each Award granted hereunder;

iii. to determine the type of Award to be granted to the selected Employees;

iv. to approve forms of Award Agreements;

v. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions may include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

vi. to correct administrative errors;

vii. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

viii. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted)

and withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

ix. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

x. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (A) is subject to the minimum vesting provisions set forth in Sections 8(e), 11(a) and 12(a) of the Plan and the plan amendment provisions set forth in Section 17 of the Plan, and (B) may not impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either (Y) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment;

xi. to allow or require Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xii. to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by awardees of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonqualified Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity;

xiii. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiv. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or of other subsequent transfers by the Participant of any Shares issued as a result of or under an Award or upon the exercise of an Award, including without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (C) institution of “blackout” periods on exercises of Awards;

xv. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

xvi. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.	Eligibility.

Awards may be granted only to Employees of the Company or any of its Affiliates. Awards may not be granted to a Director unless such Director otherwise qualifies as an Employee of the Company or one of its Affiliates.

6.	Term of Plan.

The Plan shall become effective upon its approval by shareholders of the Company. It shall continue in effect for a term of ten (10) years from the date the Plan is approved by the shareholders of the Company unless terminated earlier under Section 17 of the Plan.

7.	Term of Award.

Subject to the provisions of the Plan, the term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option or Stock Appreciation Right, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.	Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, except that the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the preceding sentence, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) No Repricings. Except in connection with a corporate transaction or event described in Section 16(a) of this Plan, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or the base price of Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price or base price, as applicable, that is less than the exercise price of the original Options or base price of the original Stock Appreciation Rights, as applicable, without shareholder approval.

(d) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(e) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator, except that no Option shall first become exercisable within one (1) year from its Grant Date, other than (i) upon a Change of Control as specified in Section 16(b) of the Plan or in connection with a Disafiliation, (ii) upon the death, Disability or Retirement of the Awardee, in each case as specified in the Option Agreement, or (iii) for up to 1,000,000 Shares subject to Options in the aggregate which shall have no minimum vesting period. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option, subject to restrictions set forth above.

(f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i. cash;

ii. check or wire transfer (denominated in U.S. Dollars);

iii. subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired from the Company (whether upon the exercise of an Option or otherwise), have been owned by the Participant for more than six (6) months on the date of surrender (unless this condition is waived by the Administrator), and (B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to the Awardee in cash);

iv. subject to any conditions or limitations established by the Administrator, the Company’s withholding shares otherwise issuable upon exercise of an Option;

v. to the extent permitted by Applicable Law, consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

vi. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

vii. any combination of the foregoing methods of payment.

(g) Procedure for Exercise; Rights as a Shareholder.

i. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable Option Agreement.

ii. An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement or procedures established by the Administrator) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the related Option is exercised, and (C) with respect to Nonqualified Stock Options, provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.

iii. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

iv. The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(h) Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Option.

9.	Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options. No Incentive Stock Option shall be granted to any such employee who as of the Grant Date owns stock possessing more than 10% of the total combined voting power of the Company.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 9(b) of the Plan, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability. The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.

(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.

(e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.	Stock Appreciation Rights.

A “Stock Appreciation Right” is a right that entitles the Awardee to receive, in cash or Shares (as determined by the Administrator), value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the aggregate exercise price of the right, as established by the Administrator on the Grant Date. Stock Appreciation Rights may be granted to Awardees either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 8 of the Plan. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Sections 7 and 8 of the Plan, including without limitation the prohibition on repricing in Section 8(c); provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions of such Option. Subject to the provisions of Sections 7 and 8 of the Plan, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares or cash as determined by the Administrator.

11.	Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator. No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one (1) year and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Stock Award in less than pro rata installments over three (3) years from the date the Stock Award is made, other than (i) with respect to such Stock Awards that are issued upon the exercise or settlement of Options or Stock Appreciation Rights, (ii) upon a Change of Control as specified in Section 16(b) of the Plan or in connection with a Disaffiliation , (iii) upon the death, Disability or Retirement of the Awardee, in each case as specified in the Stock Award Agreement, or (iv) for up to 1,100,000 Shares subject to Stock Awards and Other Stock-Based Awards in the aggregate which shall have no minimum vesting period.

(b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate, provided that the outcome is substantially uncertain at that time.

(c) Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Stock Award.

(d) Rights as a Shareholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

12.	Other Stock-Based Awards.

(a) Other Stock-Based Awards. An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined by the Administrator. No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one (1) year and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of an Other Stock-Based Award in less than pro rata installments over three (3) years from the date the Other Stock-Based Award is made, other than (i) with respect to such Other Stock-Based Awards that are issued upon the exercise or settlement of Options or Stock Appreciation Rights, (ii) upon a Change of Control as specified in Section 16(b) of the Plan or in connection with a Disaffiliation, (iii) upon the death, Disability or Retirement of the Awardee, in each case as specified in the Other Stock-Based Award Agreement, or (iv) for up to 1,100,000 Shares subject to Stock Awards and Other Stock-Based Awards in the aggregate which shall have no minimum vesting period.

(b) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Administrator. The Administrator may establish performance goals in its discretion. If the Administrator exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met. Notwithstanding anything to the contrary herein, the performance criteria for any Other Stock-Based Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate and otherwise within the time period required by the Code and the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time.

(c) Payment of Other Stock-Based Awards. Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash or Shares as the Administrator determines.

(d) Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Other Stock-Based Award.

13.	Cash Awards.

Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period.

(a) Cash Award. Each Cash Award may contain provisions regarding (i) the amounts potentially payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to portions of Cash Awards earned with respect to any fiscal year to any Awardee shall not exceed U.S. $7,500,000, provided, however, that this sentence shall not apply to any such Cash Award granted on or after the date this Amendment and Restatement becomes effective, and the limitation on Cash Awards specified in Section 3(b) hereof shall apply instead.

(b) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the amounts payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relates, provided that the outcome is substantially uncertain at that time.

(c) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property. To the extent that a Cash Award is in the form of cash, the Administrator may determine whether a payment is in U.S. dollars or foreign currency.

(d) Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Cash Award.

14.	Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. The Administrator may make an Award transferable to an Awardee’s family member or any other person or entity. If the Administrator makes an Award transferable, either as of the Grant Date or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer. In no event may Awards be transferred in exchange for consideration.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit (whether before or after taxes); (xv) economic profit or profit margin; (xvi) operating margin; (xvii) return on operating revenue; (xviii) return on tangible capital; (xix) market share; (xx) contract awards or backlog; (xxi) overhead or other expense reduction; (xxii) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxiii) credit rating; (xxiv) strategic plan development and implementation; (xxv) improvement in workforce diversity; (xxvi) customer satisfaction; (xxvii) employee satisfaction; (xxviii) management succession plan development and implementation; and (xxix) employee retention. With respect to any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the Administrator will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and award amounts (subject to the right of the administrator to exercise discretion to reduce payment amounts following the conclusion of the performance period).

(c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Shares).

(d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

15.	Dividends and Dividend Equivalents.

To the extent permitted by Section 409A of the Code, any Award other than an Option or Stock Appreciation Right may provide the Awardee with the right to receive dividend payments or dividend equivalent payments on the Shares subject the Award, whether or not such Award has been exercised or is vested. Such payments may be made in cash or may be credited as cash or Stock Units to an Awardee’s account and later settled in cash or Shares or a combination thereof, as determined by the Administrator. Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish.

16.	Adjustments upon Changes in Capitalization, Organic Change or Change of Control.

(a) Adjustment Clause. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Organic Change”), the Administrator or the Board may in its discretion, and for any Award granted after this Amendment and Restatement becomes effective shall, make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Sections 3, 11(a) and 12(a) of the Plan, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award. Such adjustments may include, without limitation, (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (y) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(b) Change of Control. In the event of a Change of Control, unless otherwise determined by the Administrator as of the Grant Date of a particular Award (or subsequent to the Grant Date), the following acceleration, exercisability and valuation provisions shall apply:

i. On the date that such Change of Control occurs, any or all Options and Stock Appreciation Rights awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

ii. Except as may be provided in an individual severance or employment agreement (or severance plan) to which an Awardee is a party, in the event of an Awardee’s Termination of Employment within two (2) years after a Change of Control for any reason other than because of the Awardee’s death, Retirement, Disability or Termination for Cause, each Option and Stock Appreciation Right held by the Awardee (or a transferee) that is vested following such Termination of Employment shall remain exercisable until the earlier of the third (3rd) anniversary of such Termination of Employment (or any later date until which it would remain exercisable by its terms) or the expiration of its original term. In the event of an Awardee’s Termination of Employment more than two (2) years after a Change of Control, or within two (2) years after a Change of Control because of the Awardee’s death, Retirement, Disability or Termination for Cause, the provisions of Sections 8(h) and 10 of the Plan shall govern (as applicable).

iii. On the date that such Change of Control occurs, the restrictions applicable to any or all Stock Awards, Other Stock-Based Awards and Cash Awards shall lapse and such Awards shall be fully vested.

(c) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 16(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto; and (iv) if any Award is subject to Section 409A of the Code, Section 16(b) of the Plan shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 25 of the Plan.

17.	Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company and subject to Section 16(a), no such amendment shall be made that would:

i. increase the maximum aggregate number of Shares which may be subject to Awards granted under the Plan;

ii. reduce the minimum exercise price for Options or Stock Appreciation Rights granted under the Plan; or

iii. reduce the exercise price of outstanding Options or Stock Appreciation Rights.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, except that no such agreement shall be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, except following a Change of Control. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted shares or restricted share units or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

18.	Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the legal representative of the Awardee’s estate to exercise the Award.

19.	No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the

Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

20.	Recoupment.

The Administrator may, in its discretion, also require repayment to the Company of all or any portion of an Award if the amount of the Award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement of the Company’s financial statements, the Participant engaged in misconduct that caused or contributed to the need for the restatement of the financial statements, and the amount payable to the Participant would have been lower than the amount actually paid to the Participant had the financial results been properly reported. This Section 20 shall not be the Company’s exclusive remedy with respect to such matters. This Section 20 shall not apply after a Change of Control.

21.	Fractional Shares.

The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Administrator may provide for the elimination of fractions or for the settlement thereof in cash.

22.	Legal Compliance.

Shares shall not be issued pursuant to an Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award unless the such Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

23.	Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

24.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

25.	Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

26.	Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Ohio, except as to matters governed by U.S. federal law.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

27.	Section 409A.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day of the seventh month after such six-month period, together with interest thereon from the date that such amount would have been paid absent such determination through the date of payment at the long-term applicable federal rate, determined under Section 1274(d) of the Code.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

28.	Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax or Exchange Control Consequences. Any tax consequence expected, but not realized, or any exchange control obligation owed, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

29.	Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

30.	Foreign Employees.

Awards may be granted hereunder to Employees who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

31.	Tax Withholding.

Each Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible as compensation of the Participant for any tax purposes with respect to which the Company has a tax withholding obligation. Unless otherwise determined by the Administrator, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Shares. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any vested Shares or any other payment due to the participant at that time or at any future time. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

Offer to Exchange

June 19, 2009

GERMANY

•	Tax Information for Eligible Employees in Germany

•	Special Terms and Conditions for Eligible Employees in Germany

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

If you exercise your New Options, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling). You will likely be taxed on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price. You will also be subject to a solidarity surcharge and church tax, if applicable, on your income tax liability.

Pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz), you may be able to deduct up to €360 from the spread in each calendar year in which you exercise your New Options because the taxable income results from the purchase of stock in your employer’s parent company. You should consult your personal tax advisor to determine if this deduction applies to your specific situation.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax at a flat rate of 25% (plus a 5.5% solidarity surcharge and church tax at a rate of 8 or 9%, if applicable), provided you do not own 1% or more of Cardinal Health’s stated capital (and have not owned 1% or more at any time in the last five years) and the shares are not held as a business asset. If this flat tax rate exceeds your personal income tax rate, you may elect in your income tax return for your personal income tax rate to apply.

The annual tax-free threshold (for the entire investment income, including capital gains, dividends, etc.) will be €801 for single taxpayers (or married taxpayers filing separately) or €1,602 for married taxpayers filing jointly.

Withholding and Reporting

Your employer will withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the income recognized at exercise. You are responsible for including any income from your New Options in your annual tax return and for paying any difference between your actual tax liability and the amount withheld. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

Special Terms and Conditions

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for you.

Offer to Exchange

June 19, 2009

ITALY

•	Tax Information for Eligible Employees in Italy

•	Special Terms and Conditions for Eligible Employees in Italy

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options/Sale of Shares

Due to legal restrictions in Italy, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired at exercise of the New Options. You will be subject to tax on the difference between the sale price of the shares (i.e., the fair market value of the shares1 at exercise/sale) and the exercise price less any applicable brokerage fees. You will not be subject to social insurance contributions when you exercise the New Options.

If the sale price of the shares on the date of exercise/sale is greater than the Italian FMV, you will be subject to capital gains tax on the difference. If the sale price of the shares on the date of exercise/sale is less than the Italian FMV, you will realize a capital loss equal to this difference.

Withholding and Reporting

Your employer is required to withhold and report income tax when you exercise the New Options in a cashless exercise. If your actual tax liability is greater than the amount withheld, you are responsible for paying any additional tax due.

Terms of the New Options Applicable to Italian Participants

Due to Italian financial intermediary requirements, your New Options must be exercised under a cashless exercise for cash program.

[1]	For Italian tax purposes, the fair market value of the shares is the average price of the shares on the New York Stock Exchange over the month immediately preceding and including the date of exercise (the “Italian FMV”).

Special Terms and Conditions

1.	The following provision replaces paragraph 1(b) of the Cardinal Health, Inc. Nonqualified Stock Option Agreement for International Grants (Under the Cardinal Health, Inc. Stock Option Exchange Program) (the “Option Agreement”):

“(b) Payment of Price. The full exercise price for the Option shall be paid to the Company by consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator. All Shares being exercised at any time must be sold at the time of exercise (i.e., mandatory full cashless exercise). Depending on the development of local laws, the Company reserves in its absolute discretion the right to provide Awardee with additional methods of paying the exercise price prior to the date when the Option first becomes exercisable.”

2.	The following provision replaces paragraph 16 of the Option Agreement:

“16. Data Privacy. Pursuant to Section 13 of Legislative Decree June 30, 2003 n. 196 (the “Privacy Code”), the Company hereby informs Awardee that the Company, its Affiliates and Awardee’s employer hold certain information about Awardee, including but not limited to Awardee’s name, home address and telephone number, date of birth, national insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Awardee’s favor, for the purpose of implementing, administering and managing the Plan and the Program (“Data”). Data may be provided by Awardee and collected, where lawful, from third parties and the Company will process the Data for the exclusive purpose of the implementation, administration and management of the Plan and the Program. Data processing relating to the aforementioned purposes will take place under both automated and non-automated conditions that comply with the purposes for which Data is collected and with confidentiality and security provisions set forth by applicable laws and regulations, including but not limited to Annex B to the Privacy Code (Technical Specifications Concerning Minimum Security Measures). Data will be accessible within the Cardinal Group only by the persons who need to access it because of their duties and position in relation to the implementation, administration and management of Awardee’s participation in the Plan and the Program, by the Representative of the Controller as below specified, and by the Data Processor, if appointed and the Program. The complete and updated list of Data Processors, where appointed, will remain available for Awardee at the Representative of the Controller.

Awardee is aware that providing the Company with the Data is necessary for participation in the Plan and the Program and that Awardee’s refusal to provide such Data may affect Awardee’s ability to participate in the Plan and the Program. The Controller of personal data processing is Cardinal Health, Inc., with registered offices at 7000 Cardinal Place Dublin, Ohio 43017, USA and, pursuant to D.lgs 196/2003, its representatives in Italy are: Cardinal Health Italy 208 S.R.L with registered offices in Via Domenico Sansotta, 97, 1-00144 Rome, Italy; Cardinal Health Italy 407 S.p.A. with registered offices in Via Nettunense, KM 20, 100, 04011 Aprilia (Latina), Italy; and Cardinal Health Italy 311 S.r.l. with registered offices in Via Ticino, 4, 50019 Sesto Fiorentino (FI), Italy.

Awardee understands that Data may be communicated to third parties assisting in the implementation, administration and management of the Plan and the Program, including any requisite transfer of such Data as may be required to a broker or other third party with whom Awardee may elect to deposit any Shares acquired pursuant to Awardee’s participation in the Plan and the Program. Furthermore, these recipients, which may receive, possess, use, retain and transfer such Data for the above mentioned purposes, may be located in Awardee’s country, or elsewhere, also outside of the European Union and the recipient’s country may have different data privacy laws and protections than Awardee’s country.

The processing activity, including communication, the transfer of Awardee’s personal data abroad, out of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require Awardee’s consent thereto as the processing is necessary for performance of contractual obligations related to the implementation, administration and management of the Plan and the Program.

Awardee understands that the Data will be held only as long as is required by the law or is necessary to implement, administer and manage Awardee’s participation in the Plan and the Program. Awardee understands that he/she may at any time exercise the rights acknowledged by Section 7 of the privacy Code, including but not limited to the right to access, delete, update, request the rectification of Awardee’s Data and cease, for legitimate reasons, the data processing. Furthermore, Awardee is aware that Awardee’s Data will not be used for direct marketing purposes.”

3.	Exchange Control Information. You are required to report in your annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (b) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. You are exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on your behalf.

Offer to Exchange

June 19, 2009

JAPAN

•	Tax Information for Eligible Employees in Japan

•	Special Terms and Conditions for Eligible Employees in Japan

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread likely will be characterized as remuneration income and will be taxed at your marginal tax rate. You likely will not be subject to social insurance contributions on the spread when you exercise the New Options.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise. You may be eligible for a reduced tax rate depending on the circumstances of the sale. Please consult your personal tax advisor regarding whether you will be eligible for a reduced tax rate.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise your New Options. You are responsible for filing a personal tax return and reporting and paying any taxes resulting from the exercise of the New Options and the sale of shares.

Special Terms and Conditions

1.	Paragraph 5, “Triggering Conduct/Competitor Triggering Conduct,” is deleted from the Cardinal Health, Inc. Nonqualified Stock Option Agreement for International Grants (Under the Cardinal Health, Inc. Stock Option Exchange Program) (the “Option Agreement”).

2.	Paragraph 6, “Special Forfeiture/Repayment Rules,” is deleted from the Option Agreement.

3.	The 2nd, 3 rd and 4th sentences are deleted from paragraph 10, “Governing Law/Venue for Dispute Resolution/Costs and Legal Fees,” of the Option Agreement.

4.	The following phrase is deleted from paragraph 11, “Action by the Administrator,” of the Option Agreement:

“, including without limitation whether particular conduct constitutes Triggering Conduct or Competitor Triggering Conduct,”

5.	Exchange Control Information. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of Shares.

In addition, if you pay more than ¥30,000,000 in a single transaction for the purchase of Shares at exercise of the New Options, you must file a Payment Report with the Ministry of France through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.

A Payment Report is required independently of a Securities Acquisition Report. Therefore, if the total amount that you pay in a one-time transaction to exercise the New Options and purchase Shares exceeds ¥100,000,000, you must file both a Securities Acquisition Report and a Payment Report.

Offer to Exchange

June 19, 2009

MALAYSIA

•	Tax Information for Eligible Employees in Malaysia

•	Special Terms and Conditions for Eligible Employees in Malaysia

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax at exercise on the lower of the market value of the shares on the vesting date and on the exercise date, less the exercise price. You likely will not be subject to social insurance contributions on this amount. The “market value” is calculated as the average of the highest and lowest share prices on the exercise or vesting date, as applicable.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will not be subject to tax.

Withholding and Reporting

Your employer is required to withhold and report tax when you exercise the New Options unless you elect in writing to pay the tax upon filing of your income tax return.

Special Terms and Conditions

1.	Exchange Control Information. Because exchange control regulations change frequently and without notice, you should consult your legal advisor before selling Shares to ensure compliance with current regulations. It is your responsibility to comply with exchange control laws in Malaysia, and neither the Company nor your employer will be liable for any fines or penalties resulting from failure to comply with applicable laws. For purposes of compiling balance of payment statistics on the inflow and outflow of funds from Malaysia, the Bank Negara Malaysia must be notified of any remittance of funds between residents and non-residents of an amount equivalent to RM200,001 or greater from Malaysia.

2.	Director Notification Requirement. If you are a Director of the local Subsidiary, you must notify the local Subsidiary of the grant and also provide notice of any change in your interest in the New Options (e.g. exercise, sale of Shares).

Offer to Exchange

June 19, 2009

MALTA

•	Tax Information for Eligible Employees in Malta

Tax Information

Option Exchange

Although the tax treatment of the Offer is unclear under Maltese law, you likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to tax on 42.85% of the difference (or “spread”) between the fair market value of the shares on the exercise date and the exercise price. You likely will not be subject to social insurance contributions.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gain tax. The taxable amount will be the difference between the sale price and market value of the shares at exercise.

Withholding and Reporting

Your employer is required to withhold and report the fringe benefit tax when you exercise the New Options.

Offer to Exchange

June 19, 2009

MEXICO

•	Tax Information for Eligible Employees in Mexico

•	Special Terms and Conditions for Eligible Employees in Mexico

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the exercise date and the exercise price. You likely will be subject to social insurance contributions to the extent the applicable ceilings have not been exceeded.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to tax. The taxable amount will be the difference between the sale price and your tax basis in the shares.

Your tax basis in the shares will be the amount you paid for the shares (i.e., the exercise price), plus the amount previously subject to tax and any brokerage fees paid to buy or sell the shares, all adjusted for inflation.

Withholding and Reporting

Your employer is required to withhold and report tax when you exercise the New Options. You are responsible for reporting any additional income and paying any applicable taxes resulting from the exercise of the New Options and the sale of your shares.

Special Terms and Conditions

Notification. La invitación que Cardinal Health, Inc. formula mediante este plan, es unilateral y discrecional, por lo que se reserva el derecho absoluto de modificarlo y descontinuarlo en cualquier momento y sin responsabilidad para con los participantes.

La presente invitación y en su caso, la adquisición de acciones, de ninguna manera establece vínculo laboral de los empleados participantes con Cardinal Health, Inc. y tampoco establece ningún derecho de los empleados participantes frente a su patrón.

The invitation Cardinal Health, Inc. is making under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan (As Amended and Restated November 5, 2008) is unilateral and discretionary and, therefore, Cardinal Health, Inc. reserves the absolute right to amend it and discontinue it at anytime without any liability to the participants.

This invitation and, in its case, the acquisition of shares does not, in any way, establish a working relationship between the participating employees with Cardinal Health, Inc. and it does not establish any right of the participating employees with respect to their employer.

Offer to Exchange

June 19, 2009

THE NETHERLANDS

•	Tax Information for Eligible Employees in The Netherlands

•	Special Terms and Conditions for Eligible Employees in The Netherlands

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will also be subject to social insurance contributions (both national insurance and employees’ social insurance) on the spread, subject to the applicable contribution ceiling.

Investment Tax

You will be subject to a box III asset tax at an effective rate of 1.2% based on the average of the value of all assets that you own at the end of the year (including Cardinal Health common shares). An exemption is available on the first €20,661 (for 2009) of the average value of the assets held during the relevant calendar year.

Sale of Shares

When you sell shares acquired at exercise of the New Options, you will not be subject to capital gains tax (provided you hold less than a 5% interest in Cardinal Health as a private investment).

Withholding and Reporting

Your employer is required to withhold and report the income tax and social insurance contributions due when you exercise the New Options. If your actual tax liability is greater than the amount withheld, you are responsible for paying the additional tax. You are also responsible for reporting and paying any investment tax or tax due upon the sale of the shares.

Special Terms and Conditions

1.	The following language is added to the end of subparagraph (f) of paragraph 15, “Nature of Grant,” of the Cardinal Health, Inc. Nonqualified Stock Option Agreement for International Grants (Under the Cardinal Health, Inc. Stock Option Exchange Program) (the “Option Agreement”):

“, and does not make up any part of the remuneration structure and is not consideration for work performed;”

2.	The following language is inserted after “payment” and before “and” in subparagraph (g) of paragraph 15, “Nature of Grant,” of the Option Agreement:

“, nor is it a replacement for such items,”

3.	The following provisions are added to paragraph 15, “Nature of Grant,” of the Option Agreement:

“(n) Awardee should seek individual financial advice regarding the consequences of accepting and exercising the Option;

(o) in the event of a takeover/merger or transition of business, the Plan and this agreement will not be transferred by operation of law; and

(p) the grant of the Option shall have no additional obligations for any Subsidiary employing Awardee.”

4.	The following revision is made to paragraph 16, “Data Privacy,” of the Option Agreement:

The words “citizens service number” replace “social insurance number” in the second paragraph.

5.	The following language replaces the second sentence of the third paragraph of paragraph 16, “Data Privacy,” of the Option Agreement:

“Awardee understands that Data will be held as long as is necessary (i) to implement, administer and manage his or her participation in the Option Exchange Program and the Plan, (ii) to comply with statutory retention periods, or (iii) in case of disputes.”

6.	Insider-Trading Notification. You should be aware of the Dutch insider-trading rules, which may impact the sale of Shares acquired upon exercise of the New Options. In particular, you may be prohibited from effectuating certain transactions involving Shares if you have inside information about the Company. If you are uncertain whether the insider-trading rules apply to you, you should consult your personal legal advisor. By accepting the Option Agreement and participating in the Option Exchange Program and the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, you acknowledge having read and understood this notification and acknowledge that it is your responsibility to comply with the following Dutch insider-trading rules.

Offer to Exchange

June 19, 2009

NORWAY

•	Tax Information for Eligible Employees in Norway

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise your New Options, you will be subject to income tax and social insurance contributions on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will be subject to capital gains tax on the difference between the fair market value of the shares on the date of exercise and the sale price less any tax free amount.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions when you exercise your New Options. You should also report any income from the New Options in your annual tax return. If your actual tax liability is greater than the amount withheld, however, it is your responsibility to pay any additional tax due. It is also your responsibility to pay any taxes due from the sale of the shares. Further, your employer will report the grant of New Options to you.

Please note: It is very important that you report on your tax return all relevant information regarding your New Options and any capital gain on the sale of shares. You should also consult with your tax advisor to determine if any wealth tax or apportionment of the gain applies to you.

Offer to Exchange

June 19, 2009

SINGAPORE

•	Tax Information for Eligible Employees in Singapore

•	Special Terms and Conditions for Eligible Employees in Singapore

Tax Information

Option Exchange

You may be subject to tax as a result of the exchange of Eligible Options for the New Options because the Inland Revenue Authority of Singapore (“IRAS”) may view the exchange as a taxable disposal of the Eligible Options. In practice, however, the IRAS is likely to disregard the disposal of Eligible Options and simply to tax the New Options at exercise.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

You will likely be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You likely will not be subject to mandatory Central Provident Fund contributions when you exercise the New Options.

You may be eligible for a tax exemption or deferral pursuant to a special scheme for equity income on the New Options. Please consult your personal tax advisor to determine whether any special scheme applies to your situation and whether the New Options may qualify for favorable tax treatment under such a scheme.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will not be subject to tax unless you are in the business of buying and selling securities.

Withholding and Reporting

Generally, your employer is not required to withhold income tax when you exercise your New Options. However, your employer will prepare a Form IR8A and Appendix 8B each year, including any taxable benefit that you have derived pursuant to this Offer or the exercise of the New Options. Your employer will provide the Form IR8A and Appendix 8B to you. You will be responsible for submitting your own tax return to the IRAS and paying any applicable tax.

Please note that special rules may apply to you if you are not a Singapore citizen or a Singapore permanent resident, or if you are a Singapore permanent resident who intends to leave Singapore on a permanent basis, and you are about to cease your employment.

Special Terms and Conditions

Director Notification Obligation. If you are a director, associate director or shadow director of a Singaporean Subsidiary or Affiliate of the Company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Subsidiary or Affiliate of the Company in writing when you receive an interest (e.g., an Option or Shares) in the Company or any Subsidiary or Affiliate of the Company. In addition, you must notify the Singaporean Subsidiary or Affiliate of the Company when you sell Shares or shares of any Subsidiary or Affiliate of the Company (including when you sell Shares acquired upon exercise of the New Options). These notifications must be made within two (2) days of acquiring or disposing of any interest in the Company or any Subsidiary or Affiliate of the Company. In addition, a notification of your interests in the Company or any Subsidiary or Affiliate of the Company must be made within two (2) days of becoming a director.

Offer to Exchange

June 19, 2009

SPAIN

•	Tax Information for Eligible Employees in Spain

•	Special Terms and Conditions for Eligible Employees in Spain

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the exercise date and the exercise price. You will be subject to social insurance contributions unless the applicable ceiling has been met. You may be eligible for a tax exemption. Please consult your personal tax advisor to determine whether an exemption applies to your situation.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to tax. The taxable amount will be the difference between the sale proceeds, less the fair market value of the shares at exercise.

Withholding and Reporting

Your employer is required to withhold and report tax when you exercise the New Options. You are responsible for reporting and paying any capital gains tax due upon sale of the shares.

Special Terms and Conditions

1.	Exchange Control Information. All acquisitions of foreign shares by Spanish residents must comply with exchange control regulations in Spain. If you transfer funds through a Spanish bank for the purchase of foreign shares, the Spanish bank will declare the transfer of funds and the purpose of the transfer to the “Banco de España”, the Spanish Central Bank. Because of foreign investment requirements, the acquisition of Shares under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan (the “Plan”) also must be declared for statistical purposes to the Spanish “Direccion General de Política Comercial y de Inversiones Extranjeras” (the “DGPCIE”). If you purchase the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for you. Otherwise, you must make the declaration yourself by filing a form with the DGPCIE.

If you import the Shares acquired under the Plan into Spain, you must declare the importation of the share certificates to the DGPCIE.

In addition, you must also file a declaration of the ownership of the securities with the Directorate of Foreign Transactions each January while the Shares are owned. These filings are made on standard forms furnished by the Directorate of Foreign Transactions.

When you receive any foreign currency payments (i.e., as a result of the sale of the Shares), you must inform the institution receiving the payment of the basis upon which such payment is made and provide certain specific information (e.g., name, address, and fiscal identification number; the name and corporate domicile of the Company; the amount of the payment; the type of foreign currency received; the country of origin and the reason for the payment).

2.	Spanish Investment Registry. If you acquire Shares upon exercise of the New Options and retain the Shares as of December 31 of that same year, you must communicate the existence of the investment to the Spanish Investment Registry in January of the following year. You are responsible for this notification.

Offer to Exchange

June 19, 2009

SWEDEN

•	Tax Information for Eligible Employees in Sweden

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of shares on the date of exercise and the exercise price. Your employer will be subject to social insurance contributions on this amount.

Sale of Shares

You will be subject to capital gains tax when you sell the shares acquired at exercise. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at exercise. Please consult your tax advisor to determine if an alternative taxable amount applies in your situation.

Withholding and Reporting

Your employer is required to report and withhold income tax when you exercise your New Options. Additionally, when you exercise your New Options, you must report the income realized as compensation income on your personal income tax return for the year of exercise. It is your responsibility to declare the sale of shares on your individual income tax return and to pay taxes due as a result of the sale.

Offer to Exchange

June 19, 2009

SWITZERLAND

•	Tax Information for Eligible Employees in Switzerland

•	Special Terms and Conditions for Eligible Employees in Switzerland

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options, although this result is not certain. The Company has submitted cantonal tax ruling requests to confirm the Offer is not a taxable event (although the results are uncertain).

Grant and Vesting of New Options

You likely will not be subject to tax when the New Options are granted to you or when you vest in the New Options.

Exercise of New Options

When you exercise the New Options, you likely will be subject to income tax (including federal, cantonal and municipal tax) and social insurance contributions on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

Wealth Tax

Shares issued to you upon exercise of the New Options will become part of your net wealth, which is subject to the net wealth tax levied at the cantonal and municipal levels. You are responsible for reporting and paying any applicable amounts to the tax authorities.

Sale of Shares

When you sell the shares acquired at exercise of your New Options, you will not be subject to capital gains tax provided the shares are held as private assets and you do not qualify as a “professional securities dealer”.

Withholding and Reporting

If you are subject to ordinary tax assessment (i.e., if you are a tax resident of Switzerland, a Swiss national, or a foreign employee holding a “C” residence permit), your employer is not required to withhold income tax on the taxable event, but is required to withhold applicable social insurance contributions. Your employer will report the grant and exercise of the New Options on the annual certificate of salary issued to you as of the end of the calendar year during which the New Options are granted or exercised. You are responsible for attaching the certificate of salary to your income and wealth tax returns and for paying any tax resulting from the New Options.

If you are subject to income taxation at source (i.e., if you are a foreign employee holding a “B” permit or a cross-border employee), your employer is required to withhold and report income tax and social insurance contributions on the taxable event. You may be required to file a tax return and pay additional tax when the tax administration computes the exact amount of tax due.

Terms of New Options Applicable to Swiss Participants

Due to local tax requirements, your New Options must be exercised under a cashless exercise for cash program.

Special Terms and Conditions

1.	The following provision replaces paragraph 1(b) of the Cardinal Health, Inc. Nonqualified Stock Option Agreement for International Grants (Under the Cardinal Health, Inc. Stock Option Exchange Program):

“(b) Payment of Price. The full exercise price for the Option shall be paid to the Company by consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator. All Shares being exercised at any time must be sold at the time of exercise (i.e., mandatory full cashless exercise). Depending on the development of local laws, the Company reserves in its absolute discretion the right to provide Awardee with additional methods of paying the exercise price prior to the date when the Option first becomes exercisable.”

Offer to Exchange

June 19, 2009

THAILAND

•	Tax Information for Eligible Employees in Thailand

•	Special Terms and Conditions for Eligible Employees in Thailand

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value (as determined in Thailand) of the shares on the exercise date and the exercise price. You likely will not be subject to social insurance contributions.

Sale of Shares

When you sell the shares acquired upon exercise of the New Options, you will be subject to tax provided that you have been in Thailand for a period of at least 180 days in the relevant calendar year and the amount received is remitted into Thailand in the calendar year in which it is received. The taxable amount will be the difference between the sale price and the fair market value of the shares at exercise.

Withholding and Reporting

Your employer is required to withhold and report tax when you exercise the New Options. You are responsible for reporting and paying any capital gains tax due upon sale of the shares.

Special Terms and Conditions

Exchange Control Information. You are responsible for complying with all exchange control requirements that apply when you receive dividends paid on the Shares and receive proceeds from the sale of Shares.

Offer to Exchange

June 19, 2009

UNITED KINGDOM

•	Tax Information for Eligible Employees in the United Kingdom
•	Special Terms and Conditions for Eligible Employees in the United Kingdom
•	Ancillary Documents for Eligible Employees in the United Kingdom
¡	UK Sub-Plan
¡	Section 431 Election Form and NIC Transfer Joint Election Form

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and employee national insurance contributions (“NICs”) on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. Pursuant to a joint election between you and your employer, you will also be liable for paying the employer’s portions of NICs on the spread when you exercise the New Options (for which you will receive income tax relief). Your employer will calculate the income tax and NICs due by way of withholding on exercise of the New Options and account for these amounts to HM Revenue and Customs (“HMRC”) on your behalf.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gains tax on the difference between the net sale proceeds and the fair market value of the shares on the date of exercise. Capital gains tax is only payable on gains from all sources in any tax year to the extent that those gains exceed your annual personal exemption (currently £9,600). Furthermore, if you acquire other shares in the Company, you must take into account the share identification rules in calculating your capital gains liability.

Withholding and Reporting

Your employer is required to withhold income tax and NICs when you exercise your New Options, as described above. On your employer’s annual tax and share plan returns, it is also required to report to HMRC the details of the exchange, the grant of the New Options, the exercise of the New Options, other related income and any tax withheld. You are responsible for reporting the exercise of the New Options and for reporting and paying any tax resulting from the sale of shares.

Terms of New Options Applicable to UK Participants

Due to local securities requirements, the New Options will be granted under the UK Sub-plan and you will only be entitled to receive shares pursuant to the New Options.

In addition, as a condition of the grant of New Options, you agree to accept all liability for your employer’s secondary Class 1 National Insurance Contributions as outlined in the Cardinal Health, Inc. 2005 Long-Term Incentive Plan Election Form.

Special Terms and Conditions

1.	UK Sub-Plan. The Option is granted under the Cardinal Health 2005 Long-Term Incentive Plan, as amended under the UK Sub-Plan (the “Plan”).

2.	The following phrase is added to the end of paragraph 2, “Transferability,” of the Cardinal Health, Inc. Nonqualified Stock Option Agreement for International Grants (Under the Cardinal Health, Inc. Stock Option Exchange Program) (the “Option Agreement”):

“, and then only to Awardee’s children and step-children under the age of eighteen (18), spouses and surviving spouses and civil partners (within the meaning of the United Kingdom Civil Partnerships Act 2004) and surviving partners.”

3.	The following language is added at the end of subparagraph (b) of paragraph 6, “Special Forfeiture/Repayment Rules;” of the Option Agreement:

“Awardee agrees to enter into a joint election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 promptly to ensure that the full market value of the Shares is subject to tax on the date of exercise of the Option and that revocation of such election by Awardee will cause the Option (or any part thereof that has not been exercised) to terminate automatically, be forfeited, and cease to be exercisable at any time.”

4.	The following provision replaces paragraph 8 of the Option Agreement:

“8. Taxes. The Company shall have the right to require Awardee to pay to the Company or the Affiliate employing Awardee in the United Kingdom the amount of any taxes or National Insurance Contributions (“NICs”) which the Company or such Affiliate is required to withhold with respect to the Option (the “Tax Withholding Obligation”) from Awardee’s wages or other payments due to Awardee at any time, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the Tax Withholding Obligation. The value of the Shares withheld for such purposes shall be based on the Fair Market Value, as the term is defined in the Plan, of the Shares on the date of the exercise. To the extent that the Company or its Affiliate withholds in Shares, it will do so at the minimum statutory rate. Should the Company or the Affiliate withhold cash in excess of Awardee’s actual Tax Withholding Obligation, the Company and/or Awardee’s employer will refund the excess amount to Awardee within a reasonable period and without any interest. Awardee authorizes the Company or the Affiliate, or their agents (including, without limitations, any broker or bank) to withhold the cash or Shares as appropriate to fulfill the Tax Withholding Obligation. Awardee understands that he shall pay to the Company, or his employer, any amount of tax that is required to be withheld as a result of Awardee’s participation in the Plan or Awardee’s purchase of Shares that cannot be satisfied by the means described above within 90 days after the taxable event (e.g., exercise, assignment, release or cancellation of the Option) (the “Due Date”) in order to avoid a further tax charge. Awardee further agrees to pay the Company and/or the Employer any amount of the Tax Withholding Obligation that is not satisfied by the means described above.

If payment or withholding is not made by the Due Date, the amount of the uncollected tax shall constitute a loan owed by Awardee to the Employer, effective on the Due Date. Awardee agrees that the loan will bear interest at the HM Revenue & Customs official rate of interest and it will be immediately due and repayable and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under applicable law or if Awardee fails to comply with his or her obligations in connection with the Tax Withholding Obligation as described in this section, the Company may refuse to honor the exercise and refuse to deliver the Shares.

Awardee is liable and responsible for all taxes and NICs owed in connection with the Option, regardless of any action the Company takes with respect to any Tax Withholding Obligations that arise in connection with the Option. The Company does not make any representation or undertaking regarding the tax and social insurance contributions treatment or the treatment of any tax and social insurance contributions withholding in connection with the exercise of the Option. The Company does not commit and is under no obligation to structure the Option or the exercise of the Option to reduce or eliminate Awardee’s tax liability.”

5.	The following provision is added to the Option Agreement as paragraph 20:

“20. National Insurance Contributions. Awardee hereby agrees to the transfer to Awardee of any liability that the Company and/or any Affiliate may incur with respect to Secondary Class 1 National Insurance Contributions (“Employer NICs”) in connection with the exercise, assignment, release or cancellation of the Option, and also agrees to satisfy any such liability. Further, Awardee hereby authorizes the Company or Affiliate to withhold any such Employer NICs from any payment due to Awardee on or after the date the Employer NICs liability arises and/or agrees to the retention, or sale without notice, of such number of Shares upon the exercise of the Option as the Company determines to be sufficient to satisfy any such Employer NICs. The value of the Shares withheld for such purposes shall be based on the Fair Market Value of the Shares on the date of the exercise. In the alternative, Awardee hereby agrees to make payment on demand for such contributions by cash or check to the Company or Affiliate which will remit such contributions to HM Revenue & Customs. Awardee further agrees that if the Company requires that any additional consents and/or elections are entered into in order to accomplish the transfer of this liability, Awardee shall provide them promptly upon request.”

Ancillary Documents

1.	See Appendix A attached hereto for the UK Sub-Plan.

2.	See Appendix B attached hereto for the Section 431 Election Form and the NIC Transfer Joint Election Form

Appendix A

UK SUB-PLAN

under the

CARDINAL HEALTH, INC.

2005 LONG-TERM INCENTIVE PLAN

This Sub-Plan, adopted under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended and restated as of November 5, 2008 (the “Plan”), is made as of June __, 2009, pursuant to a resolution of the Chief Human Resources Officer pursuant to delegation of authority by the Human Resources and Compensation Committee of the Board of Directors of Cardinal Health, Inc. and the provisions of Section 4(b)(viii) of the Plan.

1.	Purpose. The purpose of this Sub-Plan is primarily to amend those provisions of the Plan which are required to be amended in order for awards made under the Plan, and communications concerning those awards, to be exempt from provisions of the United Kingdom Financial Services and Markets Act 2000, and with respect solely to awards made to Employees of the Company or one of its Subsidiaries who are residents of the United Kingdom. This Sub-Plan shall not apply to any other awards made under the Plan.

2.	Restricted Availability of Awards. Any awards made pursuant to this Sub-Plan shall be made only to Employees of the Company or a Subsidiary who are residents of the United Kingdom.

3.	Restricted Delivery of Awards. Any payments made pursuant to this Sub-Plan shall be made only in Common Shares. For the avoidance of doubt, and without limitation, no cash settlement of awards (including dividend or dividend equivalent payments) shall be permissible.

4.	Restricted Transfer of Rights. For purposes of awards made pursuant to this Sub-Plan, the persons to whom rights under awards may be assigned or transferred, whether by will or the laws of descent and distribution or under Section 14(a) of the Plan or otherwise, shall be limited to a Participant’s children and step-children under the age of eighteen (18), spouses and surviving spouses and civil partners (within the meaning of the United Kingdom Civil Partnerships Act 2004) and surviving partners.

5.	Incorporation of Remaining Plan Provisions. The provisions of the Plan shall apply or be available to all awards made pursuant to this Sub-Plan, save as varied by the terms of this Sub-Plan.

CARDINAL HEALTH, INC.

By:
Carole S. Watkins
Title: Chief Human Resources Officer

Appendix B

Instructions for UK Elections

Under the terms of the Cardinal Health, Inc. Nonqualified Stock Option Agreement for International Grants (Under the Cardinal Health, Inc. Stock Option Exchange Program) (the “Agreement”), you are required to execute a Section 431 Election Form and a NIC Transfer Joint Election Form. Both of these election forms are attached.

Below please find instructions which you may find helpful to complete these elections.

Section 431 Election

As required under the terms of the Agreement, you have agreed to execute an election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 (a “Section 431 Election”). This Section 431 Election provides that you agree to pay tax on the spread at exercise based upon the full, unrestricted fair market value of the shares underlying your New Options even though the shares are subject to clawback restrictions. By completing this election, you should not be subject to an additional tax charge when the clawback restrictions are lifted.

Please insert the following information in the form where indicated:

o	In the blanks provided in Section 1 of the Section 431 Election Form, please insert you name, your National Insurance Number, the name of your employer, and your employer’s Registration Number.

o	In the blank provided in Section 3 of the Section 431 Election Form, please insert the number of Common Shares subject to the election.

You must promptly return a signed copy of the Section 431 Election Form after the grant of the New Options to Brenda Fowler at the address below.

The Company will retain a copy of your Section 431 Election Form for reference and disclosure to UK Revenue, when required. You should also retain a copy for your records.

NIC Election

As required under the terms of the Agreement, you have agreed to pay the Secondary Class 1 National Insurance Contributions (“Employer NICs”) related to your New Options and execute any additional forms necessary to accomplish this result. While the Agreement explains your obligations in connection with the transfer of Employer NICs, it is also necessary for you to sign the attached NIC Transfer Joint Election Form (the “NIC Election Form”), whereby you take primary responsibility for the NIC obligations in connection with the exercise, assignment, release or cancellation of the New Options and agree to satisfy any such liability.

Please insert the following information in the form where indicated:

o	In the blank provided in Section 1(A) of the NIC Election Form, please insert you name.

o	In the blank provided in Section 1(B) of the NIC Election Form, please insert the name and registered address of your employer from the schedule attached to the form.

o	In the signature blocks at the end of the NIC Election Form, please print your name in the blank immediately following “Signed by” and your employer’s name in the blank immediately following “Signed for and on behalf of.”

You must promptly return a signed copy of the NIC Election Form after the grant of New Options to Brenda Fowler at the address below.

In addition, you should retain a copy of the NIC Election Form for your records.

Where to Return Completed Forms

Please promptly return your signed election forms to Brenda Fowler at fax number 614.757.7078 or email a PDF file to brenda.fowler@cardinalhealth.com.

Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax

(Earnings and Pensions) Act 2003

One Part Election

1.	Between

the Employee	____________

whose National Insurance Number is	____________

and

the Company (who is the Employee’s employer)	____________

of Company Registration Number	____________

2.	Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities

Description of securities	common shares, without par value

Name of issuer of securities	Cardinal Health, Inc.

~~*       acquired by the Employee on [insert date]~~

~~*       to be acquired by the Employee between [dd/mm/yyyy] and [dd/mm/yyyy]~~

*	to be acquired by the Employee, after the effective date of this election, under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended under the UK Sub-Plan.

(* delete as appropriate)

4.	Extent of Application

This election disapplies (* delete as appropriate):

*	S.431(1) ITEPA: All restrictions attaching to the securities, or

~~*~~	~~S431(2) ITEPA: The following specified restriction : [details of specified restriction]~~

5.	Declaration

This election will become irrevocable upon the later of its signing or the acquisition (* and each subsequent acquisition) of employment-related securities to which this election applies.

(* delete as appropriate)

In signing this joint election, we agree to be bound by its terms as stated above.

/ /
Signature (Employee)	Date

/ /
Signature (for and on behalf of the Company)	Date

Position in Company

Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

CARDINAL HEALTH, INC.

2005 LONG-TERM INCENTIVE PLAN

Election To Transfer the Employer’s National Insurance Liability to the Employee

1.	Parties

This Election is between:

(A)	(the “Employee”), who is eligible to receive stock options (“Options”) and/or restricted shares (“Restricted Shares”) granted by Cardinal Health, Inc. of 7000 Cardinal Place, Dublin, Ohio, U.S.A. 43017 (the “Company”) pursuant to the Cardinal Health, Inc. 2005 Long-Term Incentive Plan (the “Plan”), and

(B)	(the “Employer”), which employs the Employee.

2.	Purpose of Election

2.1	This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise:

(i)	in respect of Options:

(a)	on the acquisition of securities pursuant to the Options; and/or

(b)	on the assignment or release of the Options in return for consideration; and/or

(c)	on the receipt of any other benefit in money or money’s worth in connection with the Options,

pursuant to section 4(4)(a) of the Social Security Contributions and Benefits Act 1992; and

(ii)	in respect of Restricted Shares, on amounts that count as employment income under section 426 of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”), such as on the Restricted Shares ceasing to be subject to any restrictions, each, a “Taxable Event”.

2.2	This Election applies to all Options granted or Restricted Shares awarded to the Employee under the Plan on or after the date of this Election up to the termination date of the Plan.

2.3	For the avoidance of doubt, this Election does not apply to:

(i)	any Employer’s Liability arising in respect of amounts that count as employment income under the anti-tax avoidance provisions in Chapter 3A of Part 7 of ITEPA 2003 (securities with artificially depressed market value); or

(ii)	any Employer’s Liability, or any part of any Employer’s Liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of the Social Security Contributions and Benefits Act 1992.

3.	The Election

The Employee and the Employer jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to the Employee. The Employee understands that by signing this Election he or she will become personally liable for the Employer’s Liability covered by this Election.

4.	Payment of the Employer’s Liability

4.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Option or the sale of some of the Restricted Shares.

4.2	The Employer hereby reserves for itself and the Company the right to withhold the transfer of any securities to the Employee until full payment of the Employer’s Liability is received.

4.3	The Employer agrees to remit the Employer’s Liability to HM Revenue & Customs (“HMRC”) on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs.

5.	Duration of Election

5.1	The Employee and the Employer agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2	This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Employer agree in writing that it should cease to have effect;

(ii)	on the date the Employer serves written notice on the Employee terminating its effect;

(iii)	on the date HMRC withdraws approval of this Election; or

(iv)	after due payment of the Employer’s Liability in respect of the entirety of the Options to which this Election relates, such the Election ceases to have effect in accordance with its terms.

Signed by _______________________

The Employee	______________________

Date	______________________

Signed for and on behalf of _____________________

The Employer	______________________

Position	______________________

Date	______________________

Schedule of Employer Companies

The employing companies to which this Election relates are:

NAME	ADDRESS

Cardinal Health U.K. 223 Limited	The Crescent
(03238147)	Jays Close
Basingstoke
Hampshire RG22 4BS

Cardinal Health U.K. 305 Limited	The Crescent
(02973117)	Jays Close
Basingstoke
Hampshire RG22 4BS

Cardinal Health U.K. 306 Limited	The Crescent
(05475372)	Jays Close
Basingstoke
Hampshire RG22 4BS

Cardinal Health U.K. 232 Limited	Quayside
(01761018)	Chatham Maritime
Chatham
Kent ME4 4QY

Macarthys Laboratories Limited	Bampton Road
(0620024)	Harold Hill
Romford
Essex RM3 8UG

Cardinal Health U.K. 240 Limited	Welton Road
(02986787)	Warwick
Warwickshire CV34 5PZ

Cardinal Health U.K. 236 Limited	Welton Road
(01939558)	Warwick
Warwickshire CV34 5PZ

Cardinal Health U.K. 235 Limited	Welton Road
(01370260)	Warwick
Warwickshire CV34 5PZ